                         SUPPLEMENTAL INDENTURE NO. 4

This SUPPLEMENTAL INDENTURE NO. 4, dated as of December 31, 1997, is by and among MORAN TRANSPORTATION COMPANY, a Delaware corporation (the "Company"), MORAN TOWING CORPORATION, a New York corporation ("Moran Towing"), the Guarantors listed on Annex I hereto (collectively, the "Guarantors"), MORAN BULK CORPORATION ("Moran Bulk"), a Delaware corporation, and FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), as trustee (the "Trustee").

                             W I T N E S S E T H:

      WHEREAS, the Company, the Trustee, the Guarantors and Moran Bulk are parties to that certain Indenture dated July 11, 1994, as amended by Supplemental Indentures No. 1, 2 and 3 (as so supplemented, the "Indenture"), pertaining to the Company's 11-3/4% Series B First Preferred Ship Mortgage Notes due 2004 issued under the Indenture (the "Notes");

      WHEREAS, after giving effect to the merger of Moran Bulk with and into Moran Towing described below, the Guarantors listed on Annex I hereto will constitute all of the Subsidiaries of the Company.

      1.    Moran Bulk Corporation Merger.

      WHEREAS, pursuant to a certain agreement and plan of merger, effective December 31, 1997, Moran Bulk shall merge with and into Moran Towing with Moran Towing being the survivor of such merger.

      2.    General

      WHEREAS, Section 6.03 of the Indenture provides that (a) a Qualified Restricted Subsidiary shall have the right to merge with any other Qualified Restricted Subsidiary provided that the Qualified Restricted Subsidiary which is the surviving corporation shall execute a supplemental indenture (in a form reasonably satisfactory to the Trustee) pursuant to which such surviving corporation shall (i) expressly assume the obligations under the applicable Guarantee of the merged Qualified Restricted Subsidiary which is not the surviving corporation in such merger and (ii) confirm the due and punctual performance of the Guarantee of such surviving corporation and every covenant in the Indenture on the part of such surviving corporation to be performed or observed; and that (b) a Restricted Subsidiary that is not a Qualified Restricted Subsidiary shall have the right to merge with any other Restricted Subsidiary which is not a Qualified Restricted Subsidiary provided that the Restricted Subsidiary which is the surviving corporation shall (i) execute a supplemental indenture (in a form reasonably satisfactory to the Trustee) pursuant to which such surviving corporation shall (1) expressly assume the obligations under the applicable Guarantee of the merged Restricted Subsidiary which is not the surviving corporation in such merger and (2) confirm the due and punctual performance of the Guarantee of such surviving corporation and every covenant in the Indenture and the Collateral Documents on the part of such surviving corporation to be performed or observed and (ii) execute any instrument required by the Trustee pursuant to Section 3.4 of the applicable Ship Mortgage(s);

      WHEREAS, Moran Bulk is a Qualified Restricted Subsidiary, and Moran Towing is a
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Restricted Subsidiary which is not a Qualified Restricted Subsidiary;

      WHEREAS, notwithstanding Section 6.03 of the Indenture, which relates to mergers of (i) Qualified Restricted Subsidiaries with other Qualified Restricted Subsidiaries and (ii) Restricted Subsidiaries which are not Qualified Restricted Subsidiaries with other Restricted Subsidiaries which are not Qualified Restricted Subsidiaries, the Company and Moran Towing intend that the merger of Moran Bulk with and into Moran Towing fulfill the requirements of the proviso to
Section 5.14 of the Indenture;

      WHEREAS, Section 5.14 of the Indenture provides that subject to Article 6 of the Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders;

      WHEREAS, Sections 10.01(g) and (h) of the Indenture provide that the Trustee, the Company, the Guarantors and a Subsidiary, as applicable, may amend or supplement the Indenture without the consent of any Holder to make any changes that do not adversely affect the legal rights of any Holder or to supplement the Indenture to provide for mergers of Restricted Subsidiaries pursuant to Section 6.03, and

      WHEREAS, the Company, Moran Towing and the Guarantors intend that this Supplemental Indenture No. 4 fulfill the requirements of Section 5.14, and that Moran Towing assume the obligations of Moran Bulk under the Guarantee and the Indenture.

      NOW THEREFORE, the parties agree as follows, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

      Section 1.01 Defined Terms. Capitalized terms used in this Supplemental Indenture but not defined herein shall have the meanings given such terms in the Indenture.

      Section 2.01 Acceptance by Trustee. The Trustee accepts the modifications of the Indenture hereby effected only upon the terms and conditions set forth in the Indenture as supplemented by this Supplemental Indenture No. 4. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company, and the Trustee makes no representations and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 4.


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      Section 2.02 Construction. This Supplemental Indenture No. 4 is executed as and shall constitute an instrument supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

      Section 2.03 Ratification. Except as modified and expressly amended by this Supplemental Indenture No. 4, the Indenture is, in all respects, ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      Section 2.04 Moran Towing. Moran Towing hereby agrees as follows:

            (a) to assume the obligations of Moran Bulk under the Guarantee of Moran Bulk; and

            (b) that Moran Towing confirms the due and punctual performance by Moran Towing of the Guarantee and the Collateral Documents, to the extent applicable, of Moran Towing and/or Moran Bulk and every covenant in the Indenture and the Collateral Documents, to the extent applicable, to be performed or observed by Moran Towing and/or Moran Bulk; and

      Section 2.05 Exhibit F. Effective as of the date of this Supplemental Indenture No. 4, Exhibits F-1, F-2 and F-3 to the Indenture shall be replaced with Annex I attached hereto.

      Section 2.10 Counterparts. This Supplemental Indenture No. 4 may be executed in any number of counterparts; each signed copy shall be an original, but all of them together represent the same agreement.

      Section 2.11 Governing law. This Supplemental Indenture No. 4 shall be subject to the governing law and choice of forum provisions of Section 13.09 of the Indenture.


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 4 to be duly executed as of the day and year first above written.


MORAN TRANSPORTATION COMPANY


By: /s/ Jeffrey J. McAulay
    --------------------------
Name: Jeffrey J. McAulay
Title: Vice President


MORAN TOWING CORPORATION


By: /s/ Jeffrey J. McAulay
    --------------------------
Name: Jeffrey J. McAulay
Title: Vice President


THE GUARANTORS LISTED ON ANNEX I HERETO


By: /s/ Alan Marchisotto
    --------------------------
Name: Alan Marchisotto
Title: Secretary As to each of the Guarantors
       listed in Annex I.


MORAN INSURANCE COMPANY LIMITED


By: /s/ Jeffrey J. McAulay
    --------------------------
Name: Jeffrey J. McAulay
Title: Vice President


MORAN BULK CORPORATION (to be merged as described above)


By: /s/ Alan Marchisotto
    --------------------------
Name: Alan Marchisotto
Title: Secretary


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FLEET NATIONAL BANK,
 as Trustee


By: /s/ Mark A. Forgetta
    --------------------------
Name:  Mark A. Forgetta
Title: Authorized Signatory


                                       S-2
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                                                                         ANNEX I
                                   GUARANTORS


          Guarantors after Giving Effect to the Merger Described Herein

A. Restricted Subsidiaries

      1. Restricted Subsidiaries which are Not Qualified Restricted Subsidiaries

Moran Towing Corporation
Petroleum Transport Corporation

      2. Qualified Restricted Subsidiaries

Florida Towing Company
Curtis Bay Towing Company of Pennsylvania
Curtis Bay Towing Company of Virginia
Moran Insurance Company Limited
Moran Towing of Texas, Inc.
Moran Shipyard Corporation
Jakobson Shipyard, Inc.
Moran Barge Corporation
Portsmouth Navigation Corporation
Hampton Roads Land Co., Inc.
Moran Services Corporation
Moran Towing of Delaware, Inc.
Seaboard Barge Corporation


B. Unrestricted Subsidiaries

None




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